Exhibit 5.1

June 24, 2010

Board of Directors

Banner Corporation

10 S. First Avenue

Walla Walla, Washington 99362

Re:    Legal Opinion Regarding Validity of Securities Offered

Ladies and Gentlemen:

This opinion is furnished to you in connection with the prospectus supplement, dated June 24, 2010 (the “Prospectus Supplement”), to the prospectus dated March 30, 2010 (the “Prospectus”) relating to the registration statement on Form S-3 (No. 333-164259) filed by Banner Corporation (“Banner”) on March 18, 2010 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the registration statement filed on Form S-3 (No. 333-167597) by Banner pursuant to Rule 462(b) under the Securities Act on June 17, 2010 (collectively, the “Registration Statement”), with respect to the offer and sale by Banner of 75,000,000 shares of its common stock, $0.01 par value per share (the “Common Stock”), and up to 11,250,000 additional shares of common stock that may be issued upon exercise of the Underwriters’ (as defined below) option to purchase additional shares to cover over-allotments, if any (collectively the 86,250,000 aggregate shares of Common Stock are referred to below as the “Shares”). The Shares are being offered and sold pursuant to the underwriting agreement, dated June 24, 2010 (the “Underwriting Agreement”), by and among Banner, Banner Bank and D. A. Davidson & Co. as representative of the underwriters named therein (the “Underwriters”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Underwriting Agreement, the Registration Statement, the Prospectus Supplement, the Prospectus, Banner’s Articles of Incorporation and Bylaws, each as amended, resolutions of Banner’s Board of Directors and committees thereof pertaining to the issuance and sale of the Shares, and such other documents and corporate records as we have deemed appropriate for the purpose of rendering this opinion.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon and relying solely upon the foregoing, we advise you that in our opinion, the Shares, when issued and delivered by Banner against payment therefor as contemplated by the Underwriting Agreement, will be duly and validly issued, full paid and non-assessable shares of the Common Stock.

Board of Directors

June 24, 2010

Our opinion set forth above is limited to the matter expressly set forth in this opinion letter. No opinion is to be implied or may be inferred beyond the matter expressly so stated. The opinion expressed herein is limited solely to the application of the Business Corporation Act of the State of Washington, and we express no opinion with respect to the laws of any other jurisdiction. The opinion expressed herein concerns only the effect of laws as now in effect and is rendered as of the date hereof. We undertake no, and hereby disclaim any, obligation to revise or supplement this opinion letter should any applicable law changes by legislative action, judicial decision, or otherwise after the date of this opinion letter, or if we become aware of any facts that might change the opinion expressed herein after the date of this opinion letter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K and the Registration Statements in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement as having passed upon the validity of the Shares. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act.

Very truly yours,

/s/ BREYER & ASSOCIATES PC